FRANKLIN CUSTODIAN FUNDS, INC.

                       ARTICLES OF AMENDMENT
                               TO
                     ARTICLES OF INCORPORATION

     Franklin Custodian Funds, Inc., a Maryland corporation (the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

     FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

     SECOND: The Charter of the Corporation is hereby amended to provide as follows:

            (A) The name of the "Dynatech Series Shares" class of the Corporation is hereby changed to the "Franklin Dynatech Fund Shares" class of the Corporation.

                (i) The name of the "Dynatech Series Class A" sub-class of capital stock of the Dynatech Series Shares class of the Corporation is hereby changed to the "Franklin Dynatech Fund Class A" sub-class of capital stock of the Franklin Dynatech Fund Shares class of the Corporation.

               (ii) The name of the "Dynatech Series Class B" sub-class of capital stock of the Dynatech Series Shares class of the Corporation is hereby changed to the "Franklin Dynatech Fund Class B" sub-class of capital stock of the Franklin Dynatech Fund Shares class of the Corporation.

               (iii) The name of the "Dynatech Series Class C" sub-class of capital stock of the Dynatech Series Shares class of the Corporation is hereby changed to the "Franklin Dynatech Fund Class C" sub-class of capital stock of the Franklin Dynatech Fund Shares class of the Corporation.

           (B) The name of the "Growth Series Shares" class of the Corporation is hereby changed to the "Franklin Growth Fund Shares" class of the Corporation.

              (i) The name of the "Growth Series Class A" sub-class of capital stock of the Growth Series Shares class of the Corporation is hereby changed to the "Franklin Growth Fund Class A" sub-class of capital stock of the Franklin Growth Fund Shares class of the Corporation.

              (ii) The name of the "Growth Series Class B" sub-class of capital stock of the Growth Series Shares class of the Corporation is hereby changed to the "Franklin Growth Fund Class B" sub-class of capital stock of the Franklin Growth Fund Shares class of the Corporation.

              (iii) The name of the "Growth Series Class C" sub-class of capital stock of the Growth Series Shares class of the Corporation is hereby changed to the "Franklin Growth Fund Class C" sub-class of capital stock of the Franklin Growth Fund Shares class of the Corporation.

              (iv) The name of the "Growth Series Advisor Class" sub-class of capital stock of the Growth Series Shares class of the Corporation is hereby changed to the "Franklin Growth Fund Advisor Class" sub-class of capital stock of the Franklin Growth Fund Shares class of the Corporation.

              (v) The name of the "Growth Series Class R" sub-class of capital stock of the Growth Series Shares class of the Corporation is hereby changed to the "Franklin Growth Fund Advisor Class" sub-class of capital stock of the Franklin Growth Fund Shares class of the Corporation.

           (C) The name of the "Income Series Shares" class of the Corporation is hereby changed to the "Franklin Income Fund Shares" class of the Corporation.

              (i) The name of the "Income Series Class A" sub-class of capital stock of the Income Series Shares class of the Corporation is hereby changed to the "Franklin Income Fund Class A" sub-class of capital stock of the Franklin Income Fund Shares class of the Corporation.

              (ii) The name of the "Income Series Class B" sub-class of capital stock of the Income Series Shares class of the Corporation is hereby changed to the "Franklin Income Fund Class B" sub-class of capital stock of the Franklin Income Fund Shares class of the Corporation.

             (iii) The name of the "Income Series Class B1" sub-class of capital stock of the Income Series Shares class of the Corporation is hereby changed to the "Franklin Income Fund Class B1" sub-class of capital stock of the Franklin Income Fund Shares class of the Corporation.

             (iv) The name of the "Income Series Class C" sub-class of capital stock of the Income Series Shares class of the Corporation is hereby changed to the "Franklin Income Fund Class C" sub-class of capital stock of the Franklin Income Fund Shares class of the Corporation.

             (v) The name of the "Income Series Advisor Class" sub-class of capital stock of the Income Series Shares class of the Corporation is hereby changed to the "Franklin Income Fund Advisor Class" sub-class of capital stock of the Franklin Income Fund Shares class of the Corporation.

             (vi) The name of the "Income Series Class R" sub-class of capital stock of the Income Series Shares class of the Corporation is hereby changed to the "Franklin Income Fund Class R" sub-class of capital stock of the Franklin Income Fund Shares class of the Corporation.

           (D) The name of the "Utilities Series Shares" class of the Corporation is hereby changed to the "Franklin Utilities Fund Shares" class of the Corporation.

             (i) The name of the "Utilities Series Class A" sub-class of capital stock of the Utilities Series Shares class of the Corporation is hereby changed to the "Franklin Utilities Fund Class A" sub-class of capital stock of the Franklin Utilities Fund Shares class of the Corporation.

             (ii) The name of the "Utilities Series Class B" sub-class of capital stock of the Utilities Series Shares class of the Corporation is hereby changed to the "Franklin Utilities Fund Class B" sub-class of capital stock of the Franklin Utilities Fund Shares class of the Corporation.

             (iii) The name of the "Utilities Series Class C" sub-class of capital stock of the Utilities Series Shares class of the Corporation is hereby changed to the "Franklin Utilities Fund Class C" sub-class of capital stock of the Franklin Utilities Fund Shares class of the Corporation.

             (iv) The name of the "Utilities Series Advisor Class" sub-class of capital stock of the Utilities Series Shares class of the Corporation is hereby changed to the "Franklin Utilities Fund Advisor Class" sub-class of capital stock of the Franklin Utilities Fund Shares class of the Corporation.

             (v) The name of the "Utilities Series Class R" sub-class of capital stock of the Utilities Series Shares class of the Corporation is hereby changed to the "Franklin Utilities Fund Class R" sub-class of capital stock of Franklin Utilities Fund Shares class of the Corporation.

           (E) The name of the "U.S. Government Securities Series Shares" class of the Corporation is hereby changed to the "Franklin U.S. Government Securities Fund Shares" class of the Corporation.

             (i) The name of the "U.S. Government Securities Series Class A" sub-class of capital stock of the U.S. Government Securities Series Shares class of the Corporation is hereby changed to the "Franklin U.S.
                           Government Securities Fund Class A"
                           sub-class of capital stock of the
                           Franklin U.S. Government Securities
                           Fund Shares class of the Corporation.

             (ii) The name of the "U.S. Government Securities Series Class B" sub-class of capital stock of the U.S. Government Securities Series Shares class of the Corporation is hereby changed to the "Franklin U.S. Government Securities Fund Class B" sub-class of capital stock of the Franklin U.S. Government Securities Fund Shares class of the Corporation.

             (iii) The name of the "U.S. Government Securities Series Class C" sub-class of capital stock of the U.S. Government Securities Series Shares class of the Corporation is hereby changed to the "Franklin U.S. Government Securities Fund Class C" sub-class of capital stock of the Franklin U.S. Government Securities Fund Shares class of the Corporation.

             (iv) The name of the "U.S. Government Securities Series Advisor Class" sub-class of capital stock of the U.S. Government Securities Series Shares class of the Corporation is hereby changed to the "Franklin U.S. Government Securities Fund Advisor Class" sub-class of capital stock of the Franklin U.S. Government Securities Fund Shares class of the Corporation.

            (v) The name of the "U.S. Government Securities Series Class R" sub-class of capital stock of the U.S. Government Securities Series Shares class of the Corporation is hereby changed to the "Franklin U.S.
                           Government Securities Fund Class R"
                           sub-class of capital stock of the
                           Franklin U.S. Government Securities
                           Fund Shares class of the Corporation.

      THIRD: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and is limited to a change expressly permitted by Section 2-605(a)(2) of the Maryland General Corporation Law to be made without action by the shareholders of the Corporation.

      FOURTH: These Articles of Amendment shall become immediately effective upon filing.

      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its undersigned authorized officers who acknowledge that these Articles of Amendment are the act of the

Corporation, that to the best of their knowledge, information and belief, the matters and facts set forth herein relating to the authorization and approval of these Articles of Amendment are true in all material respects, and that this statement is made under the penalties of perjury.


           Presented and witnessed on this 13th day of December, 2002.



FRANKLIN CUSTODIAN FUNDS, INC.



                               By:/s/CHARLES B. JOHNSON
                                  -------------------------
                                  PRESIDENT





WITNESS: /s/DAVID P. GOSS
        --------------------------------
        Vice President and
        Assistant Secretary